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                                                                 Exhibit 3(i)(b)

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                          EASYLINK SERVICES CORPORATION

                                  WITH AND INTO

                                 MAIL.COM, INC.

                                   -----------

                         Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware

                                   -----------

         Mail.com, Inc., a Delaware corporation (the "Company"), does hereby certify to the following facts relating to the merger (the "Merger") of EasyLink Services Corporation, a Delaware corporation (the "Subsidiary"), with and into the Company, with the Company remaining as the surviving corporation under the name of EasyLink Services Corporation:

         FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the DGCL.

         SECOND: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.

         THIRD: The Board of Directors of the Company, by the following resolutions duly adopted on March 15, 2001, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

                           WHEREAS, Mail.com, Inc., a Delaware corporation (the
                  "Company"), owns all of the outstanding shares of the capital stock of EasyLink Services Corporation, a Delaware corporation ("Subsidiary"); and

                           WHEREAS, the Board of Directors of the Company has
                  deemed it advisable that the Subsidiary be merged with


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                  and into the Company pursuant to Section 253 of the General
                  Corporation Law of the State of Delaware;

                  NOW, THEREFORE, BE IT AND IT HEREBY IS

                           RESOLVED, that the Subsidiary be merged with and into
                  the Company (the "Merger"); and it is further

                           RESOLVED, that by virtue of the Merger and without
                  any action on the part of the holder thereof, each then outstanding share of common stock of the Company shall remain unchanged and continue to remain outstanding as one share of common stock of the Company, held by the person who was the holder of such share of common stock of the Company immediately prior to the Merger; and it is further

                           RESOLVED, that by virtue of the Merger and without
                  any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and it is further

                           RESOLVED, that the certificate of incorporation of
                  the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended to read in its entirety as follows:

                                        "Article I

                           The name of the corporation is EasyLink Services
                  Corporation."


                           RESOLVED, that the proper officers of the Company be
                  and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger.



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         FOURTH:  The Company shall be the surviving corporation of the Merger.

         FIFTH: The certificate of incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended to read in its entirety as follows:

                                        "Article I

         The name of the corporation is EasyLink Services Corporation."

         SIXTH: That the Merger of Subsidiary into the Company be effective as of Monday, April 2, 2001 at 9:00 am (EDT).




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                  IN WITNESS WHEREOF, the Company has caused this Certificate of
Ownership and Merger to be executed by its duly authorized officer this 30th day of March, 2001.

                                          Mail.com, Inc.


                                          By: /s/ Thomas Murawski
                                              -----------------------
                                              Name:  Thomas Murawski
                                              Office:  Chief Executive Officer





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